SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                   FORM 8-K/A


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of Earliest Event Reported): December 29, 2005



                     SECURITY NATIONAL FINANCIAL CORPORATION
             (Exact name of registrant as specified in this Charter)



Utah 0-9341 87-0345941 (State or other jurisdiction of incorporation) (Commission File Number) (IRS Employer Identification No.)



5300 South 360 West,  Salt Lake City, Utah             84123
------------------------------------------           -------
(Address of principal executive offices)           (Zip Code)



Registrant's Telephone Number, Including Area Code:  (801) 264-1060
                                                     --------------





                                 Does Not Apply
          (Former name or former address, if changed since last report)

ITEM 2.01.  Acquisition of Memorial Insurance Company of America.

     On December 29, 2005, Security National Financial Corporation (the "Company"), through its subsidiaries, Security National Life Insurance Company, a Utah domiciled insurance company and wholly owned subsidiary of the Company, and Southern Security Life Insurance Company, a Florida domiciled insurance company and wholly owned subsidiary of Security National Life Insurance Company, completed a stock purchase transaction with Memorial Insurance Company of America, an Arkansas domiciled insurance company ("Memorial Insurance Company"), to purchase all of the outstanding shares of common stock of Memorial Insurance Company. Under the terms of the transaction, the shareholders of Memorial Insurance Company received a total purchase consideration of $13,500,000 for all of the outstanding common shares of Memorial Insurance Company, with each shareholder having received a pro rata share of the total amount of the purchase consideration based upon the number of shares such shareholder owns.

     The shareholders of Memorial Insurance Company received payment for their shares by means of distributions, with Security National Life Insurance Company and Southern Security Life Insurance Company simultaneously contributing sufficient capital and surplus to Memorial Insurance Company to maintain its status as an admitted insurer in good standing in the state of Arkansas. The transaction is to be treated, for federal and state tax purposes, as a part sale, part redemption of the Memorial Insurance Company stock. At the closing of the transaction, the shareholders of Memorial Insurance Company sold all of their shares of Memorial Insurance Company stock to Southern Security Life Insurance Company, such shares representing all of the issued and outstanding stock of Memorial Insurance Company. As a result, Memorial Insurance Company became a wholly owned subsidiary of Southern Security Life Insurance Company.

     As of December 31, 2005, Memorial Insurance Company had 116,116 policies in force and 50 agents. For the year ended December 31, 2005, Memorial Insurance Company had revenues and net income of $3,659,000 and $837,000, respectively. As of December 31, 2005, the total assets and capital and surplus of Memorial Insurance Company were $65,909,000 and $2,505,000, respectively.

     Under the terms of the transaction, as set forth in the Stock Purchase Agreement dated September 23, 2005 among Security National Life Insurance Company, Southern Security Life Insurance Company, and Memorial Insurance Company, the shareholders agree, where applicable following the closing of the transaction, to maintain any existing policies from Memorial Insurance Company that were previously sold through such shareholders' funeral and mortuary businesses and to avoid replacing any of such policies with the policies of other insurance companies. The shareholders further agree to use their reasonable best efforts to support the business and operations of Memorial
Insurance Company, including, where applicable, to maintain a business relationship with Memorial Insurance Company to the extent such a business relationship existed prior to such closing.

     Moreover, Security National Life Insurance Company and Southern Security Life Insurance Company agree, pursuant to the terms of the Stock Purchase Agreement, to maintain the corporate offices of Memorial Insurance Company at its current location in Blytheville, Arkansas. Furthermore, Security National Life Insurance Company and Southern Security Life Insurance Company agree to use their best efforts, following the closing of the transaction, to assist Memorial Insurance Company in retaining the sales agents and brokers in its business and operations. The obligations to complete the transaction were contingent upon approval of the transaction by the Arkansas Insurance Department. A hearing was held on December 9, 2005 with the Commissioner of the Arkansas Insurance Department to consider the request to approve the transaction, and the Commissioner issued an order dated December 21, 2005 approving the transaction.

     At the closing of the transaction, Security National Life Insurance Company and Memorial Insurance Company entered into a reinsurance agreement to reinsure the majority of the in force business of Memorial Insurance Company to Security National Life Insurance Company, as reinsurer, to the extent permitted by the Arkansas Insurance Department. The assets and liabilities to be reinsured under the reinsurance agreement will be deposited into a trust account, in which Zions First National Bank agrees to act as trustee. Under the terms of the reinsurance agreement, in the event of the insolvency of Security National Life Insurance Company, Zions First National Bank agrees to hold the assets and liabilities in trust for purposes of the administration of the assets and liabilities with respect to such insolvency.

     As a result of the execution of the reinsurance agreement, certain insurance business and operations of Memorial Insurance Company will be transferred to Security National Life Insurance Company, including all policies in force as of the effective date thereof, except for certain policies to be retained by Memorial Insurance Company. Any future insurance business by Memorial Insurance Company will be covered by this reinsurance agreement. All of the business and operations of Memorial Insurance Company are to be transferred to Security National Life Insurance Company under the terms of the reinsurance agreement, except for capital and surplus of approximately $1,000,000. Thus, approximately $30,026,000 in assets and liabilities will be transferred from Memorial Insurance Company to Security National Life Insurance Company pursuant to the reinsurance agreement.

     At the closing of the stock purchase transaction, Memorial Insurance Company issued a $30,025,777 note to Security National Life Insurance Company payable, together with accrued interest, within 30 days from the date of issuance. The note is to be repaid in cash or in assets to be transferred to Security National Life Insurance Company. The note is secured by the assets owned by Memorial Insurance Company. In addition, Southern Security Life
Insurance Company contributed $2,200,000 to Memorial Insurance Company at closing in consideration for the surplus note. Memorial Insurance Company intends to repay the surplus note in early 2006 using the proceeds from the sale of the investments in common stock that it currently holds in its investment portfolio.

     On December 31, 2005, Memorial Insurance Company entered into a reinsurance agreement with Security National Life Insurance Company for certain accident and health insurance policies of Security National Life Insurance Company. Under the terms of the reinsurance agreement, Memorial Insurance Company assumed 100% of the liabilities of these policies. In addition, pursuant to the agreement, Security National Life Insurance Company transferred $96,345 in statutory reserves and assets to Memorial Insurance Company as of December 31, 2005. There was no additional consideration paid for these policies under the agreement.

ITEM 9.01.  Financial Statements and Exhibits

(a)  The  following  financial  statements  of  Memorial  Insurance  Company  of
     America:

          Independent Auditor's Report

          Balance Sheets as of December 31, 2005 and 2004

          Statements of Operations for the years ended December 31, 2005, 2004 and 2003

          Statements of Stockholders' Equity for the years ended December 31, 2005, 2004 and 2003

          Statements of Cash Flow for the years ended December 31, 2005, 2004 and 2003

          Notes to Financial Statements

(b)  The  following  pro  forma  statements  of  Security   National   Financial
     Corporation are included herein:

          Pro Forma Consolidated Balance Sheet as of September 30, 2005 (unaudited)

          Pro Forma Consolidated Statement of Income for the nine months ended September 30, 2005 (unaudited)

          Pro Forma Consolidated Statement of Income for the year ended December 31, 2004 (unaudited)

          Notes to Pro Forma Consolidated Financial Statements (unaudited)

(c) Exhibits

     10.1 Stock Purchase Agreement among Security National Life Insurance Company, Southern Security Life Insurance Company, Memorial Insurance Company of America, and the shareholders of Memorial Insurance Company that have executed the Agreement by Shareholders of Memorial Insurance Company of America to Sell Shares in Stock Purchase Transaction.*

     10.2 Reinsurance Agreement between Security National Life Insurance Company and Memorial Insurance Company of America.**

     10.3 Trust Agreement between Security National Life Insurance Company and Memorial Insurance Company of America.**

     10.4 Promissory Note between Memorial Insurance Company as Maker and Security National Life Insurance Company as Payee.**

     10.5 Security Agreement between Memorial Insurance Company as Debtor and Security National Life Insurance Company as Secured Party.**

     10.6 Surplus  Contribution  Note  between  Memorial  Insurance  Company  of
          America as Maker and Southern Security Life Insurance Company as Payee.**

     10.7 Guaranty Agreement by Security National Life Insurance Company and Southern Security Life Insurance Company as Guarantors.**

     10.8 Administrative Services Agreement between Security National Life Insurance Company and Memorial Insurance Company of America.**

     * Incorporated by reference from Report on Form 8-K, as filed on September 27, 2005.

     ** Incorporated by reference from Report on Form 8-K, as filed on January 5, 2006.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                     SECURITY NATIONAL FINANCIAL CORPORATION
                                  (Registrant)



Date: March 17, 2006            By: /s/ Scott M. Quist
                                        -------------------
                                        Scott M. Quist
                                        President and Chief Operating Officer

                                   Item 901(a)

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS











Board of Directors
Memorial Life Insurance Company of America

     We have audited the accompanying balance sheets of Memorial Life Insurance Company of America as of December 31, 2005 and 2004, and the related statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining on a test basis evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion the financial statements referred to above present fairly, in all material respects, the financial position of Memorial Life Insurance Company of America as of December 31, 2005 and 2004, and the results of their operations and their cash flows for each of the years in the three year period ended December 31, 2005 in conformity with accounting principles generally accepted in the United States of America.


Larson & Company
Salt Lake City, Utah

March 17, 2006

                   MEMORIAL LIFE INSURANCE COMPANY OF AMERICA
                                 BALANCE SHEETS

                                     ASSETS


                                                             December 31,
                                                        2005             2004
                                                       ------            ----
INVESTMENTS:
   Equity securities available for sale               $8,768,742      $8,886,113
   Fixed securities held to maturity                  20,484,697      33,190,369
   Policy loans                                           34,575          24,538
                                                     -----------     -----------

                                                      29,288,014      42,101,020
                                                     -----------     -----------

CASH AND CASH EQUIVALENTS                              3,922,238       1,632,935
                                                     -----------     -----------

RECEIVABLES:
   Premiums due and deferred                               6,045         197,221
   Receivable from affiliated reinsurer               30,225,054              --
   Other receivables                                     112,058          59,795
   Accrued investment income                             302,923         442,665
                                                     -----------     -----------

                                                      30,646,080         699,681
                                                     -----------     -----------

PROPERTY AND IMPROVEMENTS:
   Furniture, office equipment
      and building                                       440,350         440,350
   Less accumulated depreciation                         284,347         275,886
                                                     -----------     -----------

                                                         156,003         164,464
                                                     -----------     -----------

GOODWILL                                                 701,517         701,517
                                                     -----------     -----------


DEFERRED POLICY ACQUISITION COSTS                      1,194,770       1,197,364
                                                     -----------     -----------

                                                     $65,908,622     $46,496,981
                                                     ===========     ===========




The accompanying notes are an integral part of these financial statements.

                   MEMORIAL LIFE INSURANCE COMPANY OF AMERICA
                                 BALANCE SHEETS

                      LIABILITIES AND STOCKHOLDERS' EQUITY




                                                             December 31,
                                                         2005            2004
                                                         ----            ----
FUTURE LIFE, ANNUITY AND
   OTHER BENEFITS:                                   $30,326,086     $29,800,976
                                                     -----------     -----------

OTHER LIABILITIES:
   Policy claims                                           5,000         130,503
   Premiums received in advance                            2,692          60,239
   Accrued expenses and other liabilities                  1,590         123,640
   Surplus note due affiliate                          2,200,000              --
   Reinsurance note due affiliate                     29,929,432              --
                                                     -----------     -----------
                                                      32,138,714         314,382
                                                     -----------     -----------

DEFERRED INCOME TAXES                                    939,152         870,866
                                                     -----------     -----------

TOTAL LIABILITIES                                     63,403,952      30,986,224
                                                     -----------     -----------

STOCKHOLDERS' EQUITY
   Common stock, $50 par value,
      27,000 shares authorized
      4,681 shares issued in 2005
      and 5,100 shares issued in 2004                    234,050         255,000
   Additional paid-in capital                            120,886         391,866
   Retained earnings                                          --      13,460,562
   Accumulated other comprehensive income,
      net of taxes                                     2,149,734       1,403,329
                                                     -----------     -----------
                                                       2,504,670      15,510,757
                                                     -----------     -----------

                                                     $65,908,622     $46,496,981
                                                     ===========     ===========



The accompanying notes are an integral part of these financial statements.

                   MEMORIAL LIFE INSURANCE COMPANY OF AMERICA
                            STATEMENTS OF OPERATIONS


                                                    Years Ended December 31,
                                                 2005       2004         2003
                                                 ----       ----         ----

PREMIUMS EARNED                               $837,478   $1,005,162   $1,259,401

INVESTMENT INCOME, including
 realized gains and losses                   2,756,266    3,797,292    3,039,287

MISCELLANEOUS INCOME                            65,174           --        1,155
                                            ----------   ----------   ----------
                                             3,658,918    4,802,454    4,299,843
                                            ----------   ----------   ----------

BENEFITS AND EXPENSES:
   Increase in policy benefit reserves         433,765      450,822      332,793
   Benefits, claims and losses               1,002,999      992,484    1,094,299
   Policy acquisition costs, net               113,658      111,066      104,623
   General and administrative expenses         870,491      688,901      742,820
                                            ----------   ----------   ----------
                                             2,420,913    2,243,273    2,274,535

INCOME BEFORE TAXES                          1,238,005    2,559,181    2,025,308

PROVISION FOR INCOME
   TAXES                                       400,678      398,526      336,348
                                            ----------   ----------   ----------

NET INCOME                                    $837,327   $2,160,655   $1,688,960
                                            ==========   ==========   ==========



The accompanying notes are an integral part of these financial statements




                   MEMORIAL LIFE INSURANCE COMPANY OF AMERICA
                       STATEMENTS OF STOCKHOLDERS' EQUITY
                  YEARS ENDED DECEMBER 31, 2005, 2004 AND 2003

                                                      Additional        Other
                                         Common        Paid-in     Comprehensive    Retained
                                          Stock        Capital         Income        Earnings          Total
BALANCE, January 1, 2003               $781,189        $389,975        $104,033     $29,010,596     $30,285,793

Comprehensive Income:
   Change in unrealized gain
      on investments                         --              --       1,318,863              --       1,318,863
      Net income                             --              --              --       1,688,960       1,688,960
                                    -----------    ------------    ------------    ------------    ------------
      Total comprehensive income             --              --       1,318,863       1,688,960       3,007,823
   Retirement of stock                     (758)                                        (26,267)        (27,025)
   Other capital received                    --              --              --         243,419         243,419
                                   ------------    ------------    ------------    ------------    ------------

BALANCE, December 31, 2003              780,431         389,975       1,422,896      30,916,708      33,510,010
                                   ------------    ------------    ------------    ------------    ------------

Comprehensive Income:
   Change in unrealized (loss)
      on investments                         --              --         (19,567)             --         (19,567)
      Net income                             --              --              --       2,160,655       2,160,655
                                   ------------    ------------    ------------    ------------    ------------
      Total comprehensive income             --              --         (19,567)      2,160,655       2,141,088
   Retirement of stock                 (525,481)                                    (19,875,565)    (20,401,046)
   Issuance of stock                         50           1,891                                           1,941
   Other capital received                    --              --              --         258,764         258,764
                                   ------------    ------------    ------------    ------------    ------------

BALANCE, December 31, 2004              255,000         391,866       1,403,329      13,460,562      15,510,757
                                   ------------    ------------    ------------    ------------    ------------

Comprehensive Income:
   Change in unrealized gain
      on investments                         --              --         746,405              --         746,405
      Net income                             --              --              --         837,327         837,327
                                   ------------    ------------    ------------    ------------    ------------
      Total comprehensive income             --              --         746,405         837,327       1,583,732
   Retirement of stock                  (20,950)             --                      (1,080,848)     (1,101,798)
   Other capital received                    --              --              --          11,979          11,979
   Cash dividends                            --        (270,980)             --     (13,229,020)    (13,500,000)
                                   ------------    ------------    ------------    ------------    ------------

BALANCE, December 31, 2005             $234,050        $120,886    $2,149,734     $         --      $2,504,670
                                   ============    ============    ============    ============    ============

The accompanying notes are an integral part of these financial statements





                   MEMORIAL LIFE INSURANCE COMPANY OF AMERICA
                            STATEMENTS OF CASH FLOWS


                                                                     Years Ended December 31,
                                                               2005           2004            2003
                                                               ----           ----            ----
Cash flows from operating activities:
              Net Income                                     $837,327      $2,160,655      $1,688,960
              Depreciation                                      8,461          10,411          33,225
              Net (gain) loss on sale of investments         (491,563)     (1,146,517)        102,261
              Decrease in:
                Receivables and other assets                  278,655         226,913         836,765
                Deferred policy acquisition costs            (293,028)          7,698          10,595
              Increase (decrease) in:
                Policy benefit reserves                       342,060         385,856         268,224
                Accrued expenses and other liabilities       (122,050)        (76,118)        185,556
                                                         ------------    ------------    ------------

         Net cash provided by
                operating activities                          559,862       1,568,898       3,125,586
                                                         ------------    ------------    ------------

Cash flows from investing activities:
   Net proceeds from sales and purchases of
      investments                                          14,119,260      15,360,491        (171,505)
                                                         ------------    ------------    ------------
      Net cash provided by (used in)
         Investing activities                              14,119,260      15,360,491        (171,505)
                                                         ------------    ------------    ------------

Cash flows from financing activities:
   Dividends and distributions paid
          to stockholders                                 (13,500,000)             --              --
   Other capital received                                      11,979         258,764         243,419
   Retirement of stock                                     (1,101,798)    (20,401,046)        (27,025)
   Issuance of common stock                                        --           1,941              --
   Borrowing from affiliated entities                       2,200,000              --              --
                                                         ------------    ------------    ------------
         Net cash  provided by (used in)
          financing activities                            (12,389,819)    (20,140,341)        216,394
                                                         ------------    ------------    ------------

NET (DECREASE) IN CASH AND
   CASH EQUIVALENTS                                         2,289,303      (3,210,952)      3,170,475

CASH AND CASH EQUIVALENTS,
      Beginning of year                                     1,632,935       4,843,887       1,673,412
                                                         ------------    ------------    ------------

CASH AND CASH EQUIVALENTS,
      End of year                                          $3,922,238      $1,632,935      $4,843,887
                                                         ============    ============    ============

                   MEMORIAL LIFE INSURANCE COMPANY OF AMERICA
                      STATEMENTS OF CASH FLOWS (Continued)


Disclosure of non-cash investing and financing activities:

Reinsurance with affiliated reinsurer resulted in the issuance of a reinsurance note to Security National Life as follows:

                                                  2005        2004    2003
                                                  ----        ----    ----
Receivable from affiliated insurer           $30,225,054       --      --
Premiums due and deferred                       (173,926)      --      --
Amount due from affiliate                        (96,345)      --      --
Deferred acquisition costs                      (251,086)      --      --
Unearned premium                                  59,209       --      --
Unpaid claims                                    166,526       --      --
                                            ------------       --      --
Reinsurance note due affiliate               $29,929,432       --      --
                                            ============       ==      ==

The accompanying notes are an integral part of these financial statements.

                   MEMORIAL LIFE INSURANCE COMPANY OF AMERICA
                          NOTES TO FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 2005, 2004 AND 2003


NOTE 1- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

     Memorial Insurance Company of America is a corporation chartered in the State of Arkansas whose primary line of business is the issuance of life and annuity policies.

Method of Accounting

     The accompanying financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America (GAAP).

Business Risk and Uncertainties

     The development of liabilities for future policy benefits for the Company's products requires management to make estimates and assumptions regarding mortality, morbidity, lapse, expense, and investment experience. Such estimates are primarily based on historical experience and future expectations of mortality, morbidity, expense, persistency, and investment assumptions. Actual results could differ materially from those estimates. Management monitors actual experience, and where circumstances warrant, revises its assumptions and the related future policy benefit estimates.

     The company's investments are primarily comprised of fixed maturity securities and equity securities. The Company regularly invests in mortgage-backed securities and other securities subject to prepayment and call risk. Significant changes in prevailing interest rates may adversely affect the timing and amount of cash flows on such securities. In addition, the amortization of market premium and accretion of market discount for mortgage-backed securities is based on historical experience and estimates of future payments on the underlying mortgage loans. Actual prepayment experience will differ from original estimates and may result in material adjustments to amortization or accretion recorded in future periods.

Cash and Cash Equivalents

     For purposes of the statements of cash flows, the Company considers cash, money markets, and investments with original maturities of three months or less to be cash and cash equivalents. All other investment securities are classified as investments.

                   MEMORIAL LIFE INSURANCE COMPANY OF AMERICA
                          NOTES TO FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 2005, 2004 AND 2003


NOTE 1- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recognition of Premium Revenue

     Benefits and expenses associated with premium revenue are recognized over the lives of the contracts through changes in policy reserves and deferred policy acquisitions costs, which are established as policies are placed in force.

     During 2005, 2004, and 2003, the Company earned the following premiums:

                       2005            2004             2003
                       ----            ----             ----

         Life       $ 837,478       $1,005,162        $1,259,401
                    =========       ==========        ==========

Deferred Policy Acquisition Costs

     The costs of acquiring new business, principally commissions and other direct expenses of issuing new policies, have been deferred. These deferred policy acquisition costs are being amortized in proportion to the ratio of annual premium revenue to the total premium revenue over the life of the policy. The Company considers the impact of product profitability in determining the recoverability of the deferred policy acquisition costs.

Policy Benefit Reserves

     The aggregate reserve for insurance policies has been actuarially determined using primarily the net level premium method based on estimated future investment yield, mortality and withdrawals. Estimated mortality has been established using the scaled valuation mortality tables. Investment yields have been estimated at 6% grading to 5% over 20 years. Withdrawals are estimated based upon the previous corporate experience. The increase in policy benefit reserves is as follows:

                                          2005           2004         2003
                                          ----           ----         ----

Increase in policy benefit reserves    $ 433,765      $ 450,822    $ 332,793
                                       =========      =========    =========

In force policies at end of year         116,116        100,710       99,817
                                      ==========      =========    =========


Policy Claims

     Policy claims represent the estimated liabilities on claims reported plus provision for claims incurred but not yet reported. The liabilities of unpaid claims are determined using both evaluations of each claim and statistical analysis and represent the estimated ultimate cost of all claims incurred through the end of the year.

                   MEMORIAL LIFE INSURANCE COMPANY OF AMERICA
                          NOTES TO FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 2005, 2004 AND 2003


NOTE 1- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Investment Securities

     Management determined the appropriate classification of securities at the time of purchase. All equity securities were classified as available-for-sale and were carried at market value as of December 31, 2005. The Company had the intent and the ability at the time of purchase to hold all debt securities until maturity. Therefore, they were classified as investments held-to-maturity and carried at amortized cost as of that date.

     Realized gains and losses on dispositions were based on the net proceeds and the adjusted book value of the securities sold, using the specific identification method. Unrealized gains and losses on investment securities available for sale were based on the difference between book value and fair value of each security. These gains and losses are credited or charged to stockholders' equity, whereas realized gains and losses were recognized in the Company's operations.

Income Taxes

     Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Use of Estimates

     In preparing the Company's financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Impairment of Long-Lived Assets

     The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable through undiscounted future cash flows. If it is determined that an impairment loss has occurred based on expected cash flows, such loss is recognized in the statement of operations.


Reclassification

     Certain prior year amounts have been reclassified to conform to the current year presentation.

                   MEMORIAL LIFE INSURANCE COMPANY OF AMERICA
                          NOTES TO FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 2005, 2004 AND 2003


NOTE 1- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Pronouncements

     In December 2004, FASB revised SFAS 123 to Share-Based Payment ("SFAS 123(R)"). SFAS 123(R) provides additional guidance on determining whether certain financial instruments awarded in share-based payment transactions are liabilities. SFAS 123(R) also requires that the cost of all share-based transactions be recorded in the financial statements. The Company will adopt SFAS 123(R) using the modified prospective application approach effective January 1, 2006. Implementation of SFAS 123(R) will not have a significant impact on the Company's consolidated financial statements in the period of implementation. However, any future stock options granted could have a significant impact on the Company's consolidated financial statements.

     In December 2004, the FASB issued SFAS No. 153, Exchange of Non-monetary Assets. SFAS No. 153 amends APB Opinion No. 29, Accounting for Non-monetary Transactions, to eliminate the exception for non-monetary exchanges of similar productive assets. The Company will be required to apply this statement to non-monetary exchanges after December 31, 2005. The adoption of this standard is not expected to have a material effect on the Company's financial position or results of operations.

     In June 2005, the FASB issued SFAS No. 154, Accounting Changes and Error Corrections, a replacement of APB Opinion No. 20, Accounting Changes, and FASB No. 3, Reporting Accounting Changes in Interim Financial Statements. Statement 154 applies to all voluntary changes in accounting principle, and changes the requirements for accounting for and reporting of a change in accounting principle. Statement 154 requires retrospective application to prior periods' financial statements of a voluntary change in accounting principle unless it is impracticable. It is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. Earlier application is permitted for accounting changes and corrections of errors made occurring in fiscal years beginning after June 1, 2005. The Company expects that the adoption of SFAS 154 will not have a material impact on its financial statements.

     In June 2005, the FASB Emerging Issues Task Force ("EITF") reached a consensus on Issue No. 05-6, "Determining the Amortization Period for Leasehold Improvements." The guidance requires that leasehold improvements acquired in a business combination or purchased subsequent to the inception of a lease be amortized over the lesser of the useful life of the assets or a term that includes renewals that are reasonably assured at the date of the business combination or purchase. The guidance is effective for periods beginning after June 29, 2005. The adoption of EITF No. 05-6 is not expected to have a material effect on the Company's financial position or results of operations.

                   MEMORIAL LIFE INSURANCE COMPANY OF AMERICA
                          NOTES TO FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 2005, 2004 AND 2003


NOTE 2- INVESTMENTS IN SECURITIES

         The carrying amounts and approximate market value of investment securities to be held-to-maturity at December 31, 2005 were:

                            Amortized      Unrealized      Unrealized    Market
                               Cost           Gains         Losses       Value
                            ----------     ----------      ----------    ------
Public utilities            $1,712,641       $55,206        $3,191    $1,764,656

U.S. Government              3,109,146        26,396        58,053     3,077,489
securities

State and Municipal            677,221        98,626            --       775,847
securities

Corporate Debt securities   14,985,689       565,993       303,956    15,247,726
                           -----------   -----------   -----------   -----------
Total                      $20,484,697      $746,221      $365,200   $20,865,718
                           ===========   ===========   ===========   ===========


     The maturities of investment securities and their approximate market value at December 31, 2005, were as follows:

                                                       Amortized        Market
                                                          Cost          Value

Due in one year or less                                  $75,014         $75,785
Due after one year through five years                  1,892,652       1,938,952
Due after five years through ten years                 4,833,135       4,821,022
Due after ten years                                   13,683,896      14,029,959
                                                     -----------     -----------
Total                                                $20,484,697     $20,865,718
                                                     ===========     ===========

                   MEMORIAL LIFE INSURANCE COMPANY OF AMERICA
                          NOTES TO FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 2005, 2004 AND 2003


NOTE 2- INVESTMENTS IN SECURITIES (CONTINUED)

     During 2005, 2004 and 2003, amortized cost and gross realized gains and losses on sales of investment securities were:

                                       2005             2004             2003
                                       ----             ----             ----

Amortized cost                     $21,232,118      $18,183,511      $11,807,815
                                   ===========      ===========      ===========

Gross realized losses                 $561,803         $431,776         $485,409
                                   ===========      ===========      ===========

Gross realized gains                $1,053,366       $1,578,293         $383,148
                                   ===========      ===========      ===========


NOTE 3- INVESTMENT IN REAL ESTATE

     Real estate investments are valued at the lower of cost or fair market value. Cost is determined by purchase price if purchased, market value if contributed, or loan value (not to exceed market value) if acquired by foreclosure. The Company owns the following real estate:

                        Home Office
                        634 West Main
                        Blytheville, AR

Land and improvements                    $ 267,684
Less: Accumulated depreciation             113,844
                                        ----------
Net land and improvements                $ 153,840
                                         =========


NOTE 4-DEFERRED POLICY ACQUISITION COSTS

     The costs of writing an insurance policy, including agents' commissions and other direct expenses of issuing new policies are called policy acquisition costs. These costs are incurred when a policy is issued, but they are deferred and capitalized as an asset. The Company's method of calculating deferred policy acquisition costs for long duration contracts was the factor method.

                   MEMORIAL LIFE INSURANCE COMPANY OF AMERICA
                          NOTES TO FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 2005, 2004 AND 2003


NOTE 5- PROVISION FOR INCOME TAXES

     The company's income tax liability at December 31, is summarized as follows:

                              2005            2004
                              -----           ----
      Current             $      --        $   84,736
      Deferred                939,152         870,866
                            ---------       ---------
                            $ 939,152       $ 955,602
                            =========       =========


     The provision for income taxes of $400,678 for 2005 (effective rate of 36.2%), $398,526 for 2004 (effective rate of 19.1%) and $336,348 for 2003
(effective rate of 20.6%).


                                               2005         2004        2003
                                               ----         ----        ----

Computed expected tax provision             $ 400,678    $ 398,526   $ 336,348
                                            ---------    ---------   ---------

Increases (decreases) in deferred taxes:
    Deferred tax assets                        --           --          --
    Deferred tax liabilities                   68,286      137,859     733,007
                                           ----------   ----------   ---------
                                            $  68,286    $ 137,859   $ 733,007
                                            =========    =========   =========

NOTE 6- RELATED PARTY TRANSACTIONS

     On December 29, 2005, Southern Security Life Insurance Company ("Southern Security"), a wholly owned subsidiary of Security National Life Insurance Company, completed a stock purchase transaction with the Company to purchase all of the outstanding shares of common stock of the Company. Under the terms of the transaction, the shareholders of the Company received $13,500,000 in considerations for all of the common shares of the Company, with each shareholder having received a pro rata share of the total amount of the purchase considerations based upon the number of shares such shareholder owns.

     The Company's shareholders received a total of $13,500,000 for their shares by means of a distribution from the Company's capital and surplus with Southern Security simultaneously contributing a Surplus Note in the amount of $2,200,000 to the Company to maintain its status as an admitted insurer in good standing in the state of Arkansas. The Surplus Note bears interest at 6% and is to be paid quarterly. The outstanding principal and interest can be repaid only if such payment would not reduce the capital and surplus of the Company below $1,000,000 and the prior approval of the Arkansas Insurance Department.

                   MEMORIAL LIFE INSURANCE COMPANY OF AMERICA
                          NOTES TO FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 2005, 2004 AND 2003


NOTE 6- RELATED PARTY TRANSACTIONS (CONTINUED)

     On December 29, 2005 Security National Life Insurance Company (Security National Life) entered into a reinsurance agreement to reinsure the majority of the in force business of the Company to Security National Life. The assets and liabilities to be reinsured under the reinsurance agreement will be deposited into a trust account in which Zion's First National Bank has agreed to act as trustee. Any future insurance business by the Company will be covered by this reinsurance agreement.

     At the closing of the stock purchase agreement, Memorial Insurance issued a $30,025,777 note to Security National Life payable, together with accrued interest, within 30 days from the date of issuance. The note is to be repaid in cash or in assets to be transferred to Security National Life in conjunction with the reinsurance.

     The Arkansas and Florida Insurance Departments approved the stock purchase, reinsurance agreements and surplus note.

     On December 31, 2005, the Company entered into a reinsurance agreement with Security National Life for certain accident and health policies of Security National Life. The Company assumed 100% of the liability for these policies. Security National Life transferred on December 31, 2005, $96,345 in policy benefit reserves and a reinsurance receivable from this affiliate. There was not any additional consideration paid for these policies.

NOTE 7- COMMITMENTS AND CONTINGENCIES

     The Company knows of no material contingent liabilities and has not committed any surplus funds to reserves for contingent liabilities. The Company also has no material lease obligations as of December 31, 2005.

NOTE 8- RETIREMENT PLAN

     The Company maintains a non-contributory profit sharing plan covering all employees who have worked at least 1,000 hours in the first twelve months of employment and are at least 21 years old. Contributions to the plan are made at the discretion of the Company. Benefit payments are based on the participant's account balance, which is composed of the employer contributions and net earning or losses from invested assets. For the years ended December 31, 2005 and 2004, the Company contributed $64,477 and $10,160, respectively.

Item 9.01   Pro Forma Financial Information

     The accompanying audited pro forma financial statements give effect to the acquisition of the insurance business of Memorial Life Insurance Company of America by Southern Security Life Insurance Company, a wholly owned subsidiary of Security National Financial Corporation. The adjustments to the pro forma balance sheets assume that the acquisition took place on January 1, 2004. The pro forma adjustments and the assumptions on which they are based are described in the accompanying notes to pro forma financial statements.

     The pro forma information for Security National Financial Corporation was taken from the Form 10-Q and Form 10-K as filed with the Securities and Exchange Commission for the third quarter ended September 30, 2005, and year ended December 31, 2004. The pro forma information for Memorial Insurance Company of America is obtained from the financial statements presented elsewhere in this Form 8-K filing. Adjustments have been made to the Memorial Insurance Company of America financial statements for the year ended December 31, 2005 to reflect the nine months ended September 30, 2005 pro forma presentation.

     The pro forma financial statements are not necessarily indicative of the results that actually would have occurred if the acquisition had been in effect as of and for the period presented or that may be achieved in the period subsequent to the acquisition.



SECURITY NATIONAL FINANCIAL CORPORATION AND SUBSIDIARIES
Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2005 (unaudited)
(in thousands)


                                            Security National     Memorial Life
                                                Financial       Insurance Company        Pro Forma          Pro Forma
                                               Corporation         of America           Adjustments     Consolidation
     Fixed maturities securities
         held to maturity at amortized cost    $ 67,989         $    20,485              $  381 (a)    $     88,855
     Securities available for sale at market     12,947               8,769                 181 (a)          21,897
     Mortgage loans on real estate,
         net of allowances                       67,563               --                     --              67,563
     Real estate                                  9,852               --                     --               9,852
     Other invested assets                       14,872                  34                  --              14,906
                                               --------          ----------            --------         -----------
         Total investments                      173,223              29,288                 562             203,073
     Restricted assets of cemeteries
         and mortuaries                           5,414                --                  --                 5,414
     Cash                                        11,018               3,922              (2,200)(b)          12,740
     Receivables, net                            68,271                 421                 270 (d)          68,962
     Land and improvements                        8,453               --                     --               8,453
     Receivable from affiliated reinsurer          --                30,225             (62,354)(e)           --
     Notes receivable from affiliate               --                  --                 2,200 (b)           --
                                                                                         29,929 (d)           --
     Deferred acquisition costs and
         cost of insurance acquired              35,652               1,195              (1,195)(a)           --
                                                   --                  --                   251 (d)          35,903
     Property, plant and equipment, net          10,569                 156               --                 10,725
     Other assets                                11,978                 702                (702)(a)          11,978
                                               --------           ---------           ---------           ---------
         Total assets                          $324,578           $  65,909           $ (33,239)          $ 357,248
                                               ========           =========           =========           =========

     Future, life, annuity and
         other benefits                        $229,331          $   30,326           $ (30,225)(d)            --
                                                                                         30,225 (e)       $ 259,657
     Bank loans payable                           9,175               --                     --               9,175
     Notes and contracts payable                  2,295               --                     --               2,295
     Deferred pre-need cemetery and
         funeral contract revenue                10,827               --                     --              10,827
     Other liabilities                           27,577                 949               1,170 (a)          --
                                                                                            225 (d)          29,921
     Amounts due affiliates                       --                 32,129             (32,129)(e)          --
                                              ---------           ---------          ----------           ---------
         Total liabilities                      279,205              63,404             (30,734)            311,875
                                              ---------           ---------         -----------           ---------

     Common stock                                14,807                 234                (234)(a)          14,807
     Additional paid-in additional capital       15,003                 121                (121)(a)          15,003
     Accumulated other comprehensive
         income, net of deferred taxes            1,123               2,150              (2,150)(a)           1,123
     Retained earnings                           17,523                --                   --  (a)          17,523
     Treasury stock at cost                      (3,083)               --                   --               (3,083)
                                              ---------          ----------          ----------         -----------
         Total stockholders' equity              45,373               2,505              (2,505)             45,373
                                              ---------          ----------          -----------         ----------
     Total liabilities and
         stockholders' equity                  $324,578          $   65,909          $  (33,239)         $  357,248
                                               ========          ==========          ==========          ==========

     See notes to pro forma condensed consolidated financial statements.




SECURITY NATIONAL FINANCIAL CORPORATION AND SUBSIDIARIES Pro Forma
Condensed Consolidated Statement of Income (unaudited) For the Nine Months
Ended September 30, 2005
(in thousands)

                                      Security
                                      National         Memorial Life
                                     Financial       Insurance Company    Pro Forma     Pro Forma
                                    Corporation         of America       Adjustments   Consolidation
Revenues:                           -----------      -----------------   -----------   -------------
Premiums                               $20,330             $837            $(125)(c)    $21,042
Investment income                       14,918            2,562             (546)(c)     16,934
Realized gains                              39               --               --             39
Mortuary and cemetery income             8,203               --               --          8,203
Mortgage fee income                     51,322               --               --         51,322
Other                                      415              260              (22)(c)        653
                                      --------         --------         --------       --------
    Total revenues                      95,227            3,659             (693)        98,193
                                      --------         --------         --------       --------
Benefit and expenses:
Death and policy benefits                9,811            1,003             (161)(c)     10,653
Increase in future policy benefits       7,304              434             (101)(c)      7,637
Amortization of DPAC                     2,276              114              (22)(c)      2,368
General and administrative expenses     68,149              871             (205)(c)     68,815
Interest expense                         3,172               --               --          3,172
Cost of goods and services of
    mortuaries and cemeteries            1,595               --               --          1,595
                                      --------         --------         --------       --------
    Total benefits and expenses         92,307            2,422             (489)        94,240
                                      --------         --------         --------       --------
Earnings before income taxes             2,920            1,237             (204)         3,953
Income taxes                              (762)            (400)              (5)(c)     (1,167)
                                      --------         --------         --------       --------
Net income                              $2,158             $837            $(209)        $2,786
                                      ========         ========         ========       ========

     See notes to pro forma consolidated financial statements.




SECURITY NATIONAL FINANCIAL CORPORATION AND SUBSIDIARIES Pro Forma
Condensed Consolidated Statement of Income (unaudited) For the Twelve
Months Ended December 31, 2004
(in thousands)

                                      Security
                                      National         Memorial Life
                                     Financial       Insurance Company    Pro Forma     Pro Forma
                                    Corporation         of America       Adjustments   Consolidation
                                    -----------      -----------------   -----------   -------------
Revenues:
Premiums                                    $25,979       $1,005      $        --     $26,984
Premiums ceded under
    reinsurance treaty                          --           --                --          --
Investment income                            15,939        3,829               --      19,768
Realized gains                                   75           --               --          75
Mortuary and cemetery income                 11,661           --               --      11,661
Mortgage fee income                          62,689           --               --      62,689
Other                                           855          (32)              --         823
                                          ---------    ---------    -------------   ---------
    Total revenues                          117,198        4,802               --     122,000
                                          ---------    ---------    -------------   ---------
Benefit and expenses:
Death and policy benefits                    14,541          992               --      15,533
Increase in future policy benefits            8,821          451               --       9,272
Amortization of DPAC                          4,602          111               --       4,713
General and administrative expenses          82,098          689               --      82,787
Interest expense                              2,173           --               --       2,173
Cost of goods and services of
    mortuaries and cemeteries                 2,304           --               --       2,304
                                          ---------    ---------    -------------   ---------
    Total benefits and expenses             114,539        2,243               --     116,782
                                          ---------    ---------    -------------   ---------
Earnings before income taxes                  2,659        2,559               --       5,218
Income taxes                                   (652)        (398)              --      (1,050)
Minority interest                               115           --               --         115
                                          ---------    ---------    -------------   ---------
Net income                                   $2,122       $2,161    $          --      $4,283
                                          =========    =========    =============   =========


     See notes to pro forma consolidated financial statements

                     SECURITY NATIONAL FINANCIAL CORPORATION

                                AND SUBSIDIARIES
                               Notes to Pro Forma
                        Consolidated Financial Statements


Note 1.      Basis of Presentation

     The accompanying audited pro forma consolidated financial statements have been prepared in accordance with generally accepted accounting principles for pro forma financial information and with the instructions to Form 8-K and
Article 11 of Regulation S-X. The acquisition will be accounted for as a purchase by Security National. The pro forma adjustments presented are estimates as of the periods presented and do not necessarily reflect the actual amounts that will be booked on the actual purchase date and subsequent adjustments required for an appropriate pro forma presentation have been included.

     On December 29, 2005, Southern Security Life Insurance Company ("Southern Security"), a wholly owned subsidiary of Security National Life Insurance Company, completed a stock purchase transaction with Memorial Insurance Company of America (Memorial Insurance), an Arkansas domiciled insurance company to purchase all of the outstanding shares of common stock of Memorial Insurance. Under the terms of the transaction, the shareholders of Memorial Insurance received $13,500,000 in considerations for all of the common shares of Memorial Insurance, with each shareholder having received a pro rata share of the total amount of the purchase considerations based upon the number of shares such shareholder owns.

     The shareholders received a total of $13,500,000 for their shares by means of a distribution from Memorial Insurance capital and surplus with Southern Security simultaneously contributing a Surplus Note in the amount of $2,200,000 to Memorial Insurance to maintain its status as an admitted insurer in good standing in the state of Arkansas. The Surplus Note bears interest at 6% and is to be paid quarterly. The outstanding principal and interest can be repaid only if such payment would not reduce the capital and surplus of Memorial Insurance below $1,000,000 and the prior approval of the Arkansas Insurance Department.

     On December 29, 2005 Security National Life Insurance Company (Security National Life) entered into a reinsurance agreement to reinsure the majority of the in force business of Memorial Insurance to Security National Life. The assets and liabilities to be reinsured under the reinsurance agreement will be deposited into a trust account in which Zion's First National Bank has agreed to act as trustee. Any future insurance business by Memorial Insurance will be covered by this reinsurance agreement.

     At the closing of the stock purchase agreement, Memorial Insurance issued a $30,025,777 note to Security National Life payable, together with accrued interest, within 30 days from the date of issuance. The note is to be repaid in cash or in assets to be transferred to Security National Life in conjunction with the reinsurance.

     The Arkansas and Florida Insurance Departments approved the stock purchase, reinsurance agreements and surplus note.

                     SECURITY NATIONAL FINANCIAL CORPORATION
                                AND SUBSIDIARIES
                               Notes to Pro Forma
                        Consolidated Financial Statements


Note 2.       Pro Forma Adjustments

The following pro forma adjustments are made to the audited consolidated balanced sheet as if the acquisition and related transactions occurred January 1, 2004. Reference numbers correspond to those on the statement.

     a. To adjust net assets acquired to reflect their fair value as of the purchase date.

     b. To record the issuance of a $2,200,000 note to Southern Security Life Insurance Company for cash.

     c.   To adjust Memorial's twelve-month earnings to a nine-month estimate.

     d. To record the reinsurance of the in force business of Memorial Insurance Company to Security National Life in exchange for a promissory note payable to Security National Life in the net amount of $29,929,423.

     e. To eliminate intercompany receivable from affiliated reinsurer and note payable due to affiliate and benefit obligations.